UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

 FORM 8-K

 Current Report
 Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 20, 2008 (May 14, 2008)

 The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

 Registrant's telephone number, including area code:    (212) 287-8000

 (Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2005 Stock Incentive Plan

At the annual meeting of stockholders of The Warnaco Group, Inc. (the "Company") held on May 14, 2008, the Company's stockholders approved the amendment and restatement of the 2005 Stock Incentive Plan (as amended and restated, the "Amended and Restated Plan").  The amendments (i) increase the aggregate number of shares of the Company's common stock available for grants under the Amended and Restated Plan from 3,000,000 to 3,750,000, (ii) broaden the categories of awards available to be granted under the Amended and Restated Plan to expressly include awards of stock appreciation rights and restricted stock units, (iii) increase the aggregate number of shares of the Company's common stock that may be made subject to restricted stock awards, restricted stock units, stock bonuses and other stock-based awards from 750,000 to 1,025,000 and (iv) make other clarifications and technical revisions designed primarily to improve administration and ensure compliance with recent changes in law.  The Amended and Restated Plan had been approved by the Board of Directors on March 5, 2008, subject to stockholder approval. In addition, upon the recommendation of the Compensation Committee of the Company's Board of Directors, the Board of Directors had adopted and approved grants of awards under the Amended and Restated Plan, subject to stockholder approval.  Other than the amendments noted above, the Amended and Restated Plan generally contains the same features, terms and conditions as the prior 2005 Stock Incentive Plan.

A more detailed description of the terms of the Amended and Restated Plan is contained in the Company's Proxy Statement for its 2008 annual meeting filed with the Securities and Exchange Commission on April 11, 2008 (the "2008 Proxy Statement"). The description of the Amended and Restated Plan is qualified in its entirety by reference to the Amended and Restated Plan, the full text of which was included as Appendix A to the Company's 2008 Proxy Statement and is incorporated herein by reference.

2008 Incentive Compensation Plan

           Also at the Company's annual meeting of stockholders held on May 14, 2008, the Company's stockholders approved a new The Warnaco Group, Inc. Incentive Compensation Plan (the "2008 Plan"), which plan is deemed to have taken effect as of December 30, 2007.  The Warnaco Group, Inc. Incentive Compensation Plan (the "2003 Plan") was initially approved by the Company's stockholders in 2003.   By its terms, the 2003 Plan will expire on May 28, 2008.  Accordingly, the Board of Directors approved the 2008 Plan, which generally contains the same features, terms and conditions as the 2003 Plan, but which increases to $5 million the maximum amount that may be awarded to any individual for a performance period. Under the 2003 Plan, the maximum amount had been $2.5 million.  The 2008 Plan had been approved by the Board of Directors on March 5, 2008, subject to stockholder approval. In addition, upon the recommendation of the Compensation Committee of the Company's Board of Directors, the Board of Directors had adopted and approved grants of awards under the 2008 Plan, subject to stockholder approval.

Like the 2003 Plan, the purpose of the 2008 Plan is to reinforce corporate, organizational and business-development goals of the Company, to promote the achievement of year-to-year financial and other business objectives and to reward the performance of the Company’s key employees in fulfilling their individual responsibilities.

The 2008 Plan is intended to qualify the amounts paid under its terms to the Company's Named Executive Officers (as defined in the 2008 Proxy Statement) as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code (the "Code") and the related regulations. This qualification allows amounts awarded under the 2008 Plan to be deductible by the Company for federal income tax purposes, even if, when combined with other compensation, the award causes the compensation of any of the Company's Named Executive Officers to exceed $1 million.  Stockholder approval of the 2008 Plan was also required in order for the 2008 Plan to qualify under Section 162(m) of the Code.

A more detailed description of the terms of the 2008 Plan is contained in the Company's 2008 Proxy Statement. The description of the 2008 Plan is qualified in its entirety by reference to the 2008 Plan, the full text of which was included as Appendix B to the Company's 2008 Proxy Statement and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
The Warnaco Group, Inc. Amended and Restated 2005 Stock Incentive Plan (incorporated by reference to Appendix A to The Warnaco Group, Inc.’s 2008 Proxy Statement on Schedule 14A filed on April 11, 2008).*

10.2	The Warnaco Group, Inc. 2008 Incentive Compensation Plan (incorporated by reference to Appendix B to The Warnaco Group, Inc.’s 2008 Proxy Statement on Schedule 14A filed on April 11, 2008).*

* Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.

Date: May 20, 2008	By:	/s/ Lawrence R. Rutkowski
		Name:	Lawrence R. Rutkowski
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1
The Warnaco Group, Inc. Amended and Restated 2005 Stock Incentive Plan (incorporated by reference to Appendix A to The Warnaco Group, Inc.’s 2008 Proxy Statement on Schedule 14A filed on April 11, 2008).*

10.2	The Warnaco Group, Inc. 2008 Incentive Compensation Plan (incorporated by reference to Appendix B to The Warnaco Group, Inc.’s 2008 Proxy Statement on Schedule 14A filed on April 11, 2008).*

* Previously filed.